POWER OF ATTORNEY

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

Gumer C. Alvero Michael J. Pelzel Jason J. Poor Mark Gorham Michael J. Madden Stephen P. Blaske	Karen M. Bohn Ronald L. Guzior Shweta Jhanji Jean B. Keffeler Mark D. Scalercio Gregg L. Ewing

Do hereby jointly and severally authorize Dixie L. Carroll, Frank Cias, David H. Weiser or Nicole D. Wood to sign as their attorneys-in-fact and agents any and all documents (i.e., Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief) on behalf of the registrants reflected in the attached list that have been filed with the Securities and Exchange Commission by RiverSource Life Insurance Co. of New York pursuant to the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, by means of the Security and Exchange Commission’s electronic disclosure system known as EDGAR or otherwise; and to the file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and do hereby ratify such signatures heretofore made by such persons.

It is expressly understood by the undersigned that all to whom this Power of Attorney is presented are hereby authorized to accept a copy, photocopy or facsimile of this authorization with the same validity as the original.

This Power of Attorney may be executed in any number of counterpart copies, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

Dated March 5, 2020

/s/ Gumer C. Alvero Gumer C. Alvero Chairman, President and Chief Executive Officer	/s/ Karen M. Bohn Karen M. Bohn Director

/s/ Michael J. Pelzel Michael J. Pelzel Senior Vice President – Corporate Tax	/s/ Ronald L. Guzior Ronald L. Guzior Director

/s/ Jason J. Poor Jason J. Poor Director	/s/ Shweta Jhanji Shweta Jhanji Senior Vice President and Treasurer

/s/ Stephen P. Blaske Stephen P. Blaske Senior Vice President and Chief Actuary	/s/ Jean B. Keffeler Jean B. Keffeler Director

/s/ Mark Gorham Mark Gorham Director, Vice President – Insurance Product Development	/s/ Mark D. Scalercio Mark D. Scalercio Director

/s/ Michael Madden Michael Madden Director	/s/ Gregg L. Ewing Gregg L. Ewing Vice President, Chief Financial Officer and Controller